UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2022 (November 12, 2022)

NIKA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

colorado	000-56234	90-0292940
(State or other jurisdiction of Nika Pharmaceuticals, Inc.)	(Commission File Number)	(IRS Employer Identification No.)

2269 Merrimack Valley Avenue
Henderson, NV 89044
(Address of principal executive offices) (Zip code)

(702)-326-3615
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Appointment of Certain Officers

On November 12, 2022, Nika Pharmaceuticals, Inc. (the “company”) appointed Dr. Darena Stoykova Zlateva as the company’s Chief Scientific Officer (“CSO)”. Dr. Zlateva is 60 years old, has no family relationship to any of the other officers or directors of the company, and is appointed for an indefinite period. In connection with her appointment as CSO of the company, Dr. Zlateva has signed an employment contract with Nika Europe, Ltd., in which Nika Pharmaceuticals, Inc. owns a 40% stake.

Dr. Zlateva became a medical doctor in 1986 when she graduated from the Plovdiv Medical University, after which she attained a PhD degree in Immunology from the Moscow Immunology Institute in 1991. Dr. Zlateva’s qualities are further exemplified by her post-doctoral qualification in Biochemistry (1994) from the Sofia Medical Academy, and her mastery of English, Spanish, Russian and fluency in French and Italian. Dr. Zlateva has worked as an assistant professor in the Biochemistry Department in the Sofia Medical Academy between 1995 and 2008, after which she relocated to the heart of the European Union – Brussels, where she has since been working as a Scientific and Administrative Manager for the European Medical Association since 2009 and an Expert Evaluator for the Research Executive Agency (part of the European Commission) since 2012. Due to her vast academic and practical experience, Dr. Zlateva has an expertise in Project Management, an in-depth knowledge of European Union policies, and an ability to easily adapt to multicultural environments and work at an international level.

As a CSO of Nika Pharmaceuticals, Inc., Dr. Zlateva will be responsible for the management of the operations of the company’s research projects, which includes predicting and developing research qualities (human, methodological and technological) for the development of the validity and utility of the research products. Dr. Zlateva will also serve as the connection between the company and the scientific/customer communities, by presenting the qualities and scientific value of the company’s products through representation at related scientific forums and the publication of scientific publications regarding the company’s scientific developments. Dr. Zlateva will also be responsible for testing, selecting and attracting scientific personnel that is necessary for the scientific research of Nika Pharmaceuticals, as well as the selection of the scientific development projects of new products and the formulation of a long-term research strategy of the company. In essence, Dr. Zlateva is dedicated in assisting the board of directors in all activities related to the scientific part of Nika Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NIKA PHARMACEUTICALS, INC.

Dated: November 15, 2022	By:	/s/ DimitarSlavchev Savov
DimitarSlavchev Savov
Chief Executive Officer,
Director